Exhibit 5

                                            Variable Annuity Application


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                                 IRA APPLICATION
                    (FLEXIBLE CONTRIBUTION INDIVIDUAL RETIREMENT ANNUITY)
                           PLEASE PRINT - PRESS FIRMLY

                                   Great-West
                        Life & Annuity Insurance Company

               Securities offered through The Great-West Life Assurance Company

                            Great-West Life & Annuity
                              IRA/401(k) Operations
                                  P.O. Box 1400
                                Denver, CO 80201

Withdrawal from:


Social Security Number              Last Name       First Name            MI


Address (No. & Street)              City                  State         Zip Code


Phone # Marital Status       MarriedSingle                Birth Date
(      )                            vorced      WidowedMonth/Day/Year


Sex            Male                 Primary Language (if other than English)
               Female


Rollover Allocation:
        Investment Options                                Percent

International:
        IF-2   Maxim Foreign Equity                       %

Aggressive Growth:
        AG-3   Maxim Small-Cap Index                      %
        AG-4   Maxim Growth Index                                %
        AG-5   Maxim Small-Cap Aggressive Growth          %

Growth:
        GF-2   Maxim Stock Index                                 %
        GF-4   Maxim Small-Cap Value                      %
        GF-5   Maxim Mid-Cap Growth                       %

Growth & Income:
        G&I-1  Maxim Blue Chip                                   %
        G&I-3  Maxim Value Index                                 %

Bond:
        BF-1   Maxim U.S. Government Mortgage Securities  %
        BF-2   Maxim Investment Grade Corporate Bond             %
        BF-3   Maxim Corporate Bond                       %
        BF-5   Maxim Ultra Short-Term Bond                %

Guaranteed Certificates:
        3 Year - Great-West General Assets                       %
        5 Year - Great-West General Assets                       %
        7 Year - Great-West General Assets                       %

Short-Term Money Market:
        MMF-2  Maxim Money Market                         %

Allocations should be in whole numbers and total 100%

Note: The Contract for Rollover contributions will be issued at the time Great-West accepts this application form.

Beneficiary Designation:     (Check ONE)

Beneficiary designated              Form G1223R for
as indicated below           multiple beneficiaries attached.

Primary Beneficiary info:

Last Name                    First Name

Social Security #            Relationship

Contingent Beneficiary Info:

Last Name                    First Name

Social Security #            Relationship

Compliance Information:
The Securities and Exchange Act of 1934 requires that we have reasonable grounds to believe, based upon the information provided by you, that your investment selections are suitable given your objectives and financial situation. Please answer the following questions relating to the suitability of your investment choices.

Are you associated with an NASD member firm as a Partner, Officer, Registered Representative or employee? Yes No If yes, please list the name of the NASD member firm: _________________

Annual Income:
        Below $50,000
        $50,000-$99,999
        $100,000+

Investment Objectives
               Primary/Secondary
Capital Preservation
Income
Growth
Moderate Growth
Aggressive Growth

Approximate Net Worth:       $      Liquid Assets $
# of Dependents:______       Years of investment experience:__________
Federal Income Tax Bracket 15%      28%     31%

Applicant Certification and Signature:
I agree that this Application, if approved, shall become part of my IRA Contract(s) with Great-West. I understand that the Contract may provide for payments or values which are not guaranteed to be fixed dollar amounts and which increase or decrease according to the investment experience of the underlying fund(s).

I agree that my financial status, tax status and investment objectives reflect my decision for electing the investment options in my IRA portfolio.

I state that I have read and understand the Applicant Acknowledgments on the reverse side of this form.

I also state that the information provided by me is complete and accurate to the best of my knowledge.

I understand that in the event this form is incomplete my Rollover will be delayed or my monies returned as specified in the Prospectus.

I, as Applicant, hereby state that should this application be accepted, the accompanying Contract ___ will ___ will not replace an existing Individual Retirement Annuity.

Signature:                   Date:

G1222R(rev 1/98)      Original - Great-West's Home Office Canary - Applicant

Information Regarding Your Rollover Contribution:

     The Rollover Contribution must be an eligible rollover distribution from a qualified plan, ss.403(b) tax sheltered annuity, an IRA, or a Qualified Group Annuity Contract issued by the Great-West Life & Annuity Insurance Company (Great-West). Qualifying rollovers and contributions are subject to all applicable Federal rules and regulations.

     Great-West may charge a Contract Maintenance Charge of up to $30 per year.

     ThisIRA is being established as an annual IRA-Rollover Contract, of which, once approved and accepted by Great-West, you are the Owner.

     Great-West Must report this Rollover distribution on IRS form 1099-R.

Applicant Acknowledgments:

     I have received the current prospectus which applies to this Contract.

     I understand that the Contract may provide for payments or values which are not guaranteed to be fixed dollar amounts and which increase or decrease according to the investment experience of the underlying mutual fund(s).

     I understand that my rollover monies will be allocated as I have indicated on the reverse of this form.

     I understand that my ongoing contributions (if any) will be allocated has I have indicated on the reverse of this form. I also understand that these allocations (minimum of $250 per contribution - maximum of $2,000 annually) can be changed through Great-West's Key Talk automated system, or by completing an IRA Change Form (G1224R).

     I acknowledge that unless I direct otherwise, if I have elected to allocate my Rollover monies into a Guaranteed Certificate Fund (also referred to here as the "Guaranteed Term Fund"), at maturity these monies will be placed into a new certificate, with a new term, at the current interest rate. This interest rate may differ from the interest rates earned previously.

     If not satisfied with this Contract, I understand that I may return it to Great-West's Home Office in Colorado within 20 days of receiving it. The contract will be void from the start and all contributions will be refunded. Any investment gains or losses arising during this period shall accrue to or be borne by Great-West. Upon written request, Great-West will provide the Owner factual information regarding the benefits and provisions of this Contract.

     I understand that any person, who, with intent to defraud or who knowingly facilitates a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. I certify that under penalty of perjury that my Social Security or Tax Identification Number shown on the reverse of this form is correct.

     I hereby acknowledge that I am the Owner of a Flexible Contribution Individual Retirement Annuity (IRA) under Great-West's Retirement Plan Series Account and have either completed the Beneficiary Designation section of this form (single beneficiary) or have completed and attached a Designation of Beneficiary form (G1223R) (for multiple beneficiaries), and hereby designate the person(s) noted as revocable beneficiary(ies) of any monies payable upon my death under said IRA.

PRINCIPAL CERTIFICATION AND SIGNATURE: (To be completed by Great-West Life & Annuity)

Signature:                          Date: